UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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     CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2014

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LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

     On May 5, 2014, the compensation committee of our board of directors approved the payment of annual cash incentive bonuses for the fiscal year ended December 31, 2013 for our named executive officers. The named executive officers’ other compensation for 2013 was previously reported by us in the 2013 Summary Compensation Table included in our definitive proxy statement, dated April 23, 2014, or the Proxy, filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934. As of the date of the Proxy, bonuses for the named executive officers had not been determined and, therefore, were omitted from the 2013 Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is a revised 2013 Summary Compensation Table, which includes the bonuses paid to the named executive officers and revised total compensation figures for 2013.

Summary compensation table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named executive officers for services rendered in all capacities during the noted periods. No other named executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)

Seth Grae	2013	412,290	55,471			21,146	488,907
CEO, President and Director	2012	412,290	107,711			20,102	540,103

Thomas Graham,	2013	178,833				245	179,078
Jr. Chairman and Corporate	2012	178,833				2,812	181,645
Secretary

James Guerra	2013	277,686	37,361			18,751	333,798
CFO and COO	2012	277,686	72,545			21,414	371,645

(1) The heading "All Other Compensation" includes life insurance, disability insurance, medical insurance and dental insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer
June 13, 2014